Exhibit 16.1

October 12, 2010

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of LECG Corporation’s Form 8-K dated October 12, 2010, and have the following comments:

1.   We agree with the statements made in the second, third, and fourth paragraphs.

2.   We have no basis on which to agree or disagree with the statements made in the first and fifth paragraphs.

Yours truly,

/s/ Deloitte & Touche LLP

San Francisco, California